Exhibit 99.1

Brightcove Announces Financial Results for First Quarter Fiscal Year 2022

BOSTON, MA (April 27, 2022) – Brightcove Inc. (Nasdaq: BCOV), the global leader in video for business, today announced financial results for the first quarter ended March 31, 2022.

“Brightcove’s 1st quarter results were highlighted by revenue and profitability that exceeded the high end of our guidance range. Customers continue to choose Brightcove due to the strength of our platform and our proven ability to deliver great video experiences reliably and securely for numerous use cases,” said Marc DeBevoise, Brightcove’s Chief Executive Officer.

DeBevoise added, “I have been impressed by what I have seen in my first few weeks as the new CEO of Brightcove. It’s clear that the streaming market is at an inflection point and we believe Brightcove is in a great position to be one of the primary winners in this market. I am confident that Brightcove can become a much larger, faster growing and profitable business in the years ahead as we capitalize on this market opportunity.”

First Quarter 2022 Financial Highlights:

•

Revenue for the first quarter of 2022 was $53.4 million, a decrease of 3% compared to $54.8 million for the first quarter of 2021. Subscription and support revenue was $51.6 million, an increase of 2% compared to $50.8 million for the first quarter of 2021.

•

Gross profit for the first quarter of 2022 was $34.4 million, representing a gross margin of 64% compared to a gross profit of $35.6 million for the first quarter of 2021. Non-GAAP gross profit for the first quarter of 2022 was $35.0 million, representing a non-GAAP gross margin of 66%, compared to a non-GAAP gross profit of $36.2 million for the first quarter of 2021. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

•

Loss from operations was $2.0 million for the first quarter of 2022, compared to income from operations of $6.1 million for the first quarter of 2021. Non-GAAP operating income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense and other (benefit) expense, was $3.8 million for the first quarter of 2022, compared to non-GAAP operating income of $7.2 million during the first quarter of 2021.

•

Net loss was $1.6 million, or a loss of $0.04 per diluted share, for the first quarter of 2022. This compares to a net income of $5.1 million, or $0.12 per diluted share, for the first quarter of 2021. Non-GAAP net income, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expense and other (benefit) expense, was $4.2 million for the first quarter of 2022, or $0.10 per diluted share, compared to non-GAAP net income of $6.2 million for the first quarter of 2021, or $0.15 per diluted share.

•

Adjusted EBITDA was $5.1 million for the first quarter of 2022, compared to adjusted EBITDA of $8.6 million for the first quarter of 2021. Adjusted EBITDA excludes stock-based compensation expense, merger-related expense, other (benefit) expense, the amortization of acquired intangible assets, depreciation expense, other income/expense and the provision for income taxes.

•	Cash flow used by operations was $690,000 for the first quarter for 2022, compared to cash flow used by operations of $604,000 for the first quarter of 2021.

•

Free cash flow was negative $5.5 million after the company invested $4.8 million in capital expenditures and capitalization of internal-use software during the first quarter of 2022. Free cash flow was negative $2.1 for the first quarter of 2021.

•	Cash and cash equivalents were $26.7 million as of March 31, 2022 compared to $45.7 million on December 31, 2021.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other First Quarter and Recent Highlights:

•

Average annual subscription revenue per premium customer was $96,521 in the first quarter of 2022, excluding starter customers who had average annualized revenue of $4,600 per customer. This compares to $97,039 in the comparable period in 2021. Our ARPU was down year-over-year from $97,039 to $96,521, due to the impact of one time events in Japan last Q1. Excluding these events, our 1st quarter 2021 ARPU was $93,494, and we are up 3% year-over-year.

•	Recurring dollar retention rate was 91% in the first quarter of 2022, versus our historical target of the low to mid-90 percent range.

•	Ended the quarter with 3,131 customers, of which 2,299 were premium.

•	New customers and customers who expanded their relationship during the first quarter include: Yamaha Music Japan, HubSpot, Danfoss, and Sky Networks Television.

•

Appointed Diane Hessan as its new Chairman. Diane has served as a Brightcove board member since 2017. She is currently CEO of Salient Ventures, an investment and advisory company with a portfolio of angel investments focused on Boston technology companies. She is also Chairman of C Space, a next-generation market research company that builds online communities to help marketers generate consumer insights, where she was CEO for 15 years. She serves on the boards of Eastern Bank, Panera Bread, The Schlesinger Group, DP Acquisition Corp, Mass Challenge, Tufts University, and the National Association of Corporate Directors – New England, and is also a Special Advisor to Datapoint Capital, a leading early-stage venture capital firm.

Business Outlook

Based on information as of today, April 27, 2022, the Company is issuing the following financial guidance.

Second Quarter 2022:

•	Revenue is expected to be in the range of $51.5 million to $52.5 million, including approximately $1.7 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $2.0 million to $3.0 million, which excludes stock-based compensation of approximately $2.9 million and the amortization of acquired intangible assets of approximately $0.7 million.

•

Adjusted EBITDA is expected to be in the range of $3.7 million to $4.7 million, which excludes stock-based compensation of approximately $2.9 million, the amortization of acquired intangible assets of approximately $0.7 million, depreciation expense of approximately $1.6 million, and other income/expense and the provision for income taxes of approximately $0.3 million.

•

Non-GAAP net income per diluted share is expected to be $0.04 to $0.06, which excludes stock-based compensation of approximately $2.9 million, the amortization of acquired intangible assets of approximately $0.7 million, and assumes approximately 42.3 million weighted-average shares outstanding.

Full Year 2022:

•	Revenue is expected to be in the range of $210.0 million to $215.0 million, including approximately $7.7 million of professional services revenue.

•

Non-GAAP income from operations is expected to be in the range of $9.0 million to $13.0 million, which excludes stock-based compensation of approximately $11.8 million, the amortization of acquired intangible assets of approximately $2.8 million.

•

Adjusted EBITDA is expected to be in the range of $17.0 million to $21.0 million, which excludes stock-based compensation of approximately $11.8 million, merger-related expense of approximately $0.6 million, other expenses of $1.1 million, the amortization of acquired intangible assets of approximately $2.8 million, depreciation expense of approximately $8.0 million, and other income/expense and the provision for income taxes of approximately $0.5 million.

•

Non-GAAP earnings per diluted share is expected to be $0.20 to $0.29, which excludes stock-based compensation of approximately $11.8 million, the amortization of acquired intangible assets of approximately $2.8 million, merger-related expense of approximately $0.6 million, other expenses of $1.1 million and assumes approximately 42.4 million weighted-average shares outstanding.

Conference Call Information

Brightcove will host a conference call today, April 27, 2022, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. A live webcast of the call will be available at the “Investors” page of the Company’s website, http://investor.brightcove.com. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 844-512-2921 (domestic) or 412-317-6671 (international). The replay conference ID is 13729129. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove Inc. (NASDAQ: BCOV)

Brightcove creates the world’s most reliable, scalable, and secure video technology solutions to build a greater connection between companies and their audiences, no matter where they are or on which devices they consume content. In more than 80 countries, Brightcove’s intelligent video platform enables businesses to sell to customers more effectively, media leaders to stream and monetize content more reliably, and every organization to communicate with team members more powerfully. With two Technology and Engineering Emmy® Awards for innovation, uptime that consistently leads the industry, and unmatched scalability, we continuously push the boundaries of what video can do. Follow Brightcove on Twitter, LinkedIn, and Facebook.

Visit www.brightcove.com. Brightcove. Video that means business™

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the second fiscal quarter and full year 2022, our position to execute on our growth strategy, and our ability to expand our leadership position and market opportunity. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the effect of the COVID-19 pandemic, including our business operations, as well as its impact on the general economic and financial market conditions; our ability to retain existing customers and acquire new ones; our history of losses; expectations regarding the widespread adoption of customer demand for our products; the effects of increased competition and commoditization of services we offer, including data delivery and storage; keeping up with the rapid technological change required to remain competitive in our industry; our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel; the price volatility of our common stock; and other risks set forth under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), adjusted EBITDA and non-GAAP diluted net income (loss) per share. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share exclude stock-based compensation expense, amortization of acquired intangible assets, merger-related expenses, and other (benefit) expense. The non-GAAP financial results discussed above of adjusted EBITDA is defined as consolidated net income (loss), plus other income/expense, including interest expense and interest income, the provision for income taxes, depreciation expense, the amortization of acquired intangible assets, stock-based compensation expense, merger-related expenses, and other (benefit) expense. Merger-related expenses include fees incurred in connection with an acquisition. Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investors:

ICR for Brightcove

Brian Denyeau, 646-277-1251

brian.denyeau@icrinc.com

or

Media:

Brightcove

Meredith Duhaime

mduhaime@brightcove.com

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$26,705	$45,739
Accounts receivable, net of allowance	34,037	29,866
Prepaid expenses and other current assets	21,839	18,625

Total current assets	82,581	94,230
Property and equipment, net	26,317	20,514
Operating lease right-of-use asset	23,655	24,891
Intangible assets, net	12,881	9,276
Goodwill	74,838	60,902
Other assets	6,612	6,655

Total assets	$226,884	$216,468

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,027	$11,039
Accrued expenses	22,851	20,925
Operating lease liability	2,950	2,600
Deferred revenue	64,110	62,057

Total current liabilities	103,938	96,621
Operating lease liability, net of current portion	21,920	22,801
Other liabilities	932	786

Total liabilities	126,790	120,208
Stockholders’ equity:
Common stock	42	41
Additional paid-in capital	304,506	298,793
Treasury stock, at cost	(871)	(871)
Accumulated other comprehensive loss	(905)	(662)
Accumulated deficit	(202,678)	(201,041)

Total stockholders’ equity	100,094	96,260

Total liabilities and stockholders’ equity	$226,884	$216,468

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue:
Subscription and support revenue	$51,601	$50,839
Professional services and other revenue	1,778	3,978

Total revenue	53,379	54,817
Cost of revenue: (1) (2)
Cost of subscription and support revenue	16,982	15,678
Cost of professional services and other revenue	1,998	3,490

Total cost of revenue	18,980	19,168

Gross profit	34,399	35,649

Operating expenses: (1) (2)
Research and development	8,237	8,284
Sales and marketing	18,288	16,149
General and administrative	8,089	7,059
Merger-related	594	—
Other expense (benefit)	1,149	(1,965)

Total operating expenses	36,357	29,527

(Loss) income from operations	(1,958)	6,122
Other (expense), net	(387)	(735)

(Loss) income before income taxes	(2,345)	5,387
(Benefit) provision for income taxes	(708)	257

Net (loss) income	$(1,637)	$5,130

Net (loss) income per share—basic and diluted
Basic	$(0.04)	$0.13
Diluted	(0.04)	0.12

Weighted-average shares—basic and diluted
Basic	41,436	40,154
Diluted	41,436	42,480
(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$109	$157
Cost of professional services and other revenue	119	68
Research and development	722	322
Sales and marketing	943	737
General and administrative	1,337	1,008
Other expense (benefit)	249	—
(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$404	$335
Sales and marketing	413	431

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended March 31,
Operating activities	2022	2021
Net (loss) income	$(1,637)	$5,130
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,061	2,163
Stock-based compensation	3,479	2,292
Provision for reserves on accounts receivable	106	71
Changes in assets and liabilities:
Accounts receivable	(3,802)	(1,585)
Prepaid expenses and other current assets	(1,550)	(1,390)
Other assets	54	(919)
Accounts payable	347	(425)
Accrued expenses	(1,980)	(5,797)
Operating leases	705	(626)
Deferred revenue	1,527	482

Net cash provided by operating activities	(690)	(604)

Investing activities
Cash paid for acquisition, net of cash acquired	(13,176)	—
Purchases of property and equipment, net of returns	(1,884)	(468)
Capitalization of internal-use software costs	(2,882)	(1,054)

Net cash used in investing activities	(17,942)	(1,522)

Financing activities
Proceeds from exercise of stock options	100	1,095
Deferred acquisition payments	—	(475)
Other financing activities	—	(87)

Net cash provided by financing activities	100	533

Effect of exchange rate changes on cash and cash equivalents	(502)	(727)

Net increase in cash and cash equivalents	(19,034)	(2,320)
Cash and cash equivalents at beginning of period	45,739	37,472

Cash and cash equivalents at end of period	$26,705	$35,152

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Income From Operations, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2022	2021
GROSS PROFIT:
GAAP gross profit	$34,399	$35,649
Stock-based compensation expense	228	225
Amortization of acquired intangible assets	404	335
Restructuring	—	—

Non-GAAP gross profit	$35,031	$36,209

INCOME (LOSS) FROM OPERATIONS:
GAAP (loss) income from operations	$(1,958)	$6,122
Stock-based compensation expense	3,230	2,292
Amortization of acquired intangible assets	817	766
Merger-related	594	—
Other expense (benefit)	1,149	(1,965)

Non-GAAP income from operations	$3,832	$7,215

NET INCOME (LOSS):
GAAP net (loss) income	$(1,637)	$5,130
Stock-based compensation expense	3,230	2,292
Amortization of acquired intangible assets	817	766
Merger-related	594	—
Other expense (benefit)	1,149	(1,965)

Non-GAAP net income	$4,153	$6,223

GAAP diluted net (loss) income per share	$(0.04)	$0.12

Non-GAAP diluted net income per share	$0.10	$0.15

Shares used in computing GAAP diluted net (loss) income per share	41,436	42,480
Shares used in computing Non-GAAP diluted net income per share	41,852	42,480

Brightcove Inc.

Calculation of Adjusted EBITDA

(in thousands)

	Three Months Ended March 31,
	2022	2021
Net (loss) income	$(1,637)	$5,130
Other expense, net	387	735
Provision for income taxes	(708)	257
Depreciation and amortization	2,061	2,163
Stock-based compensation expense	3,230	2,292
Merger-related	594	—
Other expense (benefit)	1,149	(1,965)

Adjusted EBITDA	$5,076	$8,612